Exhibit 5.1
DUKE ENERGY CAROLINAS, LLC
526 South Church Street
Charlotte, North Carolina 28202
January 10, 2008
Duke Energy Carolinas, LLC
526 South Church Street
Charlotte, North Carolina 28202

Re:	Duke Energy Carolinas, LLC $400,000,000 First and Refunding Mortgage Bonds, 5.25% Series due 2018 and $500,000,000 First and Refunding Mortgage Bonds, 6.00% Series due 2038
Ladies and Gentlemen:
          I am Associate General Counsel and Assistant Secretary of Duke Energy Carolinas, LLC, a North Carolina limited liability company (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $400,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 5.25% Series due 2018 (the “2018 Mortgage Bonds” ) and $500,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, 6.00% Series due 2038 (the “2038 Mortgage Bonds,” and together with the 2018 Mortgage Bonds, the “Securities”), issuable pursuant to a First and Refunding Mortgage, dated as of December 1, 1927, (the “Original Mortgage”) between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”) as amended and supplemented by various supplemental indentures including the Eighty-Fifth Supplemental Indenture, dated as of January 10, 2008, relating to the Securities (the “Supplemental Indenture”) (the Original Mortgage, as amended and supplemented, being referred to as the “Mortgage”). On January 7, 2008, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.
          This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to North Carolina corporate law.
          In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

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          (a)   the registration statement on Form S-3 (File No. 333-146483-03) of the Company filed on October 3, 2007, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as declared effective by the Commission on October 3, 2007 being hereinafter referred to as the “Registration Statement”);
          (b)   the prospectus, dated October 3, 2007 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
          (c)   the preliminary prospectus supplement, dated January 7, 2008, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
          (d)   the prospectus supplement, dated January 7, 2008 (the “Prospectus Supplement”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
          (e)   the Articles of Organization of the Company, dated as of April 3, 2006, as amended;
          (f)   the Limited Liability Company Operating Agreement of the Company, dated as of April 3, 2006, as amended;
          (g)   an executed copy of the Underwriting Agreement;
          (h)   a specimen of the Securities;
          (i)   an executed copy of the Mortgage;
          (j)   an executed copy of the Supplemental Indenture;
          (k)   the Issuer Free Writing Prospectus issued at or prior to the Applicable Time, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;
          (l)   resolutions of the Board of Directors of the Company, effective September 20, 2007, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and
          (m)   the written consent of Assistant Treasurer, M. Allen Carrick, effective January 10, 2008, relating to the offering of the Securities.
          I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.
          In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
          The opinion set forth below is subject to the following further qualifications, assumptions and limitations:
          (i)   the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
          (ii)   I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms.
          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ Robert T. Lucas III, Esq.
Associate General Counsel, Assistant Secretary

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